Exhibit 99.1

Playtika Holding Corp. Enters Definitive Agreement to

Acquire Innplay Labs

Herzliya, Israel, 15 September 2023 – Playtika Holding Corp. (NASDAQ: PLTK), a mobile games pioneer and interactive entertainment leader, announced today it has entered into a definitive agreement to acquire Innplay Labs, a mobile gaming studio based in Israel. This deal will have an upfront consideration of $80 million with a maximum consideration of $300 million.

“The acquisition of Innplay Labs, our second transaction this quarter, represents another strategic expansion of our portfolio with a promising and innovative growth franchise in the Luck Battle genre, and presents another opportunity for us to further utilize our expertise in leveraging LiveOps and proprietary technology to drive sustained, long-term growth,” said Robert Antokol, Chief Executive Officer of Playtika. “As a fellow Israeli-based company recognized for innovation, Innplay’s talented team shares our culture of focus, speed and agility. We are excited to embark on this journey together and to rebrand Animals & Coins alongside Innplay.”

“In 2019, Innplay Labs formed with the goal of shaping the next generation of mobile gaming. Four years later, our robust team of talented high skilled game operators have put their passions together to create an outstanding game product with rich engaging content, providing our audience with a uniquely entertaining gaming experience,” said Ore Gilron, Chief Executive Officer of Innplay Labs. “Looking ahead, we believe becoming a part of Playtika’s strong portfolio of Casual titles will take Innplay Labs to new heights.”

“I couldn’t ask for a better outcome,” said Eitan Reisel, founder of vgames, one of Innplay Labs’ largest investors. “My vision for vgames has always been to advance the thriving gaming ecosystem and this deal marks a significant milestone in this journey. This acquisition is a testament to Innplay’s incredible talent, focus and rapid growth and I’m thrilled they are joining forces with Playtika, a powerhouse in our industry.”

The proposed acquisition is subject to the satisfaction of customary closing conditions.

About Innplay Labs

Innplay Labs is an Israeli based mobile gaming studio. Founded in 2019, Innplay Labs is fueled by a passionate team of game developers and operators committed to crafting exceptional gaming experiences that transcend boundaries and capture the hearts of players worldwide.

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “present,” “preserve,” “project,” “pursue,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause Playtika’s actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•

Our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;

•	the free-to-play business model, and the value of virtual items sold in the Innplay Labs portfolio, is highly dependent on how the game revenues and pricing models are managed;

•	our inability to complete this acquisition and integrate the Innplay Labs portfolio into our operations;

•	that all closing conditions in the transaction agreement are completed in a timely manner;

•	the ability of the Innplay Labs portfolio to compete in a highly competitive industry with low barriers to entry;

•	legal or regulatory restrictions or proceedings could adversely impact our business, including the Innplay Labs portfolio, and limit the growth of our operations;

•

risks related to our international operations and ownership, including our significant operations in Israel, Ukraine and Belarus and the fact that our controlling stockholder is a Chinese-owned company;

•	our reliance on key personnel, including our ability to retain the key personnel of Innplay Labs;

•	security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and

•	our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.